Dedicated to Dramatically Improving the Lives of Patients with SMA Q1 2025 Business Update May 14, 2025 © 2025 Scholar Rock, Inc. All rights reserved. Exhibit 99.2

Q1
Earnings Call

TOPIC	SPEAKER
Scholar Rock **Next Phase of Growth**	**David L. Hallal** Chief Executive Officer
R&D Progress	**Akshay Vaishnaw**, M.D., Ph.D President of R&D
Commercial Readiness	**Keith Woods** Chief Operating Officer
Company Financials	**Vikas Sinha** Chief Financial Officer
Q&A Session	

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© 2025 Scholar Rock, Inc. All rights reserved.

Forward-Looking Statements © 2025 Scholar Rock, Inc. All rights reserved. This presentations contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and timing of its clinical trials for apitegromab and its preclinical programs, including SRK-439, and indication selection and development timing, including the timing of any regulatory submissions, the therapeutic potential, clinical benefits and safety of any product candidates, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, its cash runway, expectations relating to commercial launch timing in the US and in Europe, expectations regarding the achievement of important milestones, the ability of any product candidate to perform in humans in a manner consistent with earlier nonclinical, preclinical or clinical trial data, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, that preclinical and clinical data, including whether the results from the Phase 3 SAPPHIRE trial will be sufficient to support regulatory approval, that the full results from the Phase 3 SAPPHIRE trial may differ from the topline data, that preclinical and clinical data, including the results from the Phase 2 or Phase 3 clinical trial of apitegromab, or Part A or Part B of the Phase 1 clinical trial of SRK-181, are not predictive of, may be inconsistent with, or more favorable than, data generated from future or ongoing clinical trials of the same product candidates; Scholar Rock’s ability to manage expenses or provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline; information provided or decisions made by regulatory authorities; competition from third parties that are developing products for similar uses; Scholar Rock’s ability to obtain, maintain and protect its intellectual property; and Scholar Rock’s dependence on third parties for development and manufacture of product candidates including, without limitation, to supply any clinical trials as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law. 3

Scholar Rock Next Phase of Growth © 2025 Scholar Rock, Inc. All rights reserved. 4 David L. Hallal Chief Executive Officer

Strong Q1: Advances Scholar Rock Toward Apitegromab US Commercial Launch & Series of Country Launches in Years Ahead Pending regulatory approval 5 SPINAL MUSCULAR ATROPHY Detailed Positive Phase 3 SAPPHIRE data Presented at MDA BLA Granted Priority Review PDUFA date September 22 MAA Validated anticipated 2026 approval Exploratory Ph 2 EMBRAZE POC Study in Obesity Readout on track – June Apitegromab in DMD Preclinical data presented at MDA PIPELINE Seasoned leadership team for next phase of growth CORPORATE $364.4 million cash as of March 31, 2025 Commercial buildout continues to progress

Commercial launch anticipated in SMA Advancing Apitegromab for Patients and Families with SMA © 2025 Scholar Rock, Inc. All rights reserved. 6 Apitegromab in SMA alone is opportunity to build sustainable growth through the end of this decade and into the next Global expansion, starting w/ Europe, LATAM, APAC & beyond SMA expansion with Ph 2 OPAL trial for patients <2 years old

R&D Progress © 2025 Scholar Rock, Inc. All rights reserved. 7 Akshay Vaishnaw, M.D., Ph.D President of R&D

APITEGROMAB

Positive Phase 3 Trial with Gold Standard Hammersmith Motor Function Scale in SMA

1.8

POINT IMPROVEMENT (p=0.0192)

in HFMSE* vs. placebo

CONSISTENT

clinically meaningful benefit observed across **all age groups (2-21)**

30% vs 12.5%

of apitegromab patients

ACHIEVED ≥3PT IMPROVEMENT IN HFMSE† compared to placebo

FAVORABLE SAFETY

profile consistent with >48 months experience in Phase 2 TOPAZ trial

Apitegromab has the potential to transform the lives of children and adults with SMA

*Based on apitegromab combined dose (10 mg/kg and 20 mg/kg) + SOC versus placebo + SOC (Hochberg multiplicity adjustment).
†12.5% of patients on placebo + SOC achieved a ≥3-point improvement in HFMSE
SOC=Standard of care (i.e., nusinersen or risdiplam); HFMSE=Hammersmith Functional Motor Scale-Expanded.

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© 2025 Scholar Rock, Inc. All rights reserved.

A P I T E G R O M A B FDA Accepted BLA Under Priority Review (PDUFA Date September 22) © 2025 Scholar Rock, Inc. All rights reserved. 9 Being a treatment for a serious or life-threatening condition. Providing a significant improvement in safety or effectiveness over existing treatments. Potential clinical benefits of apitegromab, as demonstrated by our Phase 3 trial, are underscored by the FDA’s priority review designation By definition, a priority review designation by the FDA conveys the capacity of apitegromab to potentially impact unmet need in SMA by either:

S R K - 439 Growing Our Innovative Anti-myostatin Platform: SRK-439 © 2025 Scholar Rock, Inc. All rights reserved. 1 0 SRK-439 is a novel, investigational, preclinical myostatin inhibitor On track to file the IND application for SRK-439 in Q3 Preclinical data demonstrated favorable muscle mass preservation Novel, highly selective myostatin inhibitor Advancing to Clinic Strong Scientific Validation Optimized for Subcutaneous Formulation 1 2 3

C A R D I O M E T A B O L I C P R O G R A M Goals of the Exploratory EMBRAZE Proof-of-Concept Study © 2025 Scholar Rock, Inc. All rights reserved. 1 1 Exploratory program to generate insights COMPARABLE WEIGHT LOSS REDUCE FAT REGAIN PRESERVE LEAN MASS COMPARABLE SAFETY (no added toxicities)

12 Remain Focused & On Track to Deliver R&D Priorities Advance toward anticipated US approval of apitegromab in Q3 2025; EU approval in 2026 Initiate Ph 2 OPAL Trial in Q3 2025 File IND for SRK-439 in Q3 2025 Complete clinical development plans: apitegromab in additional neuromuscular disorders 1 2 3 4

Commercial Readiness © 2025 Scholar Rock, Inc. All rights reserved. Keith Woods Chief Operating Officer 1 3

© 2025 Scholar Rock, Inc. All rights reserved. 1 4 1 Pending regulatory approval Compelling Phase 3 Results in Patients with SMA Apitegromab is the first and only muscle-targeted treatment to show clinically meaningful and statistically significant motor function improvement in SMA. Apitegromab has the potential to establish a new standard of care as a first-in-class, best-in-class SMA therapy. Preparing for commercial launch of apitegromab in Q31 Apitegromab is an investigational drug candidate under evaluation and has not been approved by any regulatory agency.

COMMERCIAL PREPAREDNESS

Progressive, Debilitating Muscle Degeneration Remains a Critical Unmet Need in SMA Despite SMN-Targeted Therapies

90% of patients

seek improving muscle strength from a new treatment in SMA[1]

>80% of neurologists agree

efforts to preserve muscle should start as early as possible in SMA[2]

> *Personal hygiene, using the toilet and the shower on my own would be huge. My four-year-old can do it on her own. **It's degrading**.*
>
> US Patient

> ***Muscle atrophy and loss of strength is a key issue in these patients.** Increasing a patients' HFMSE score is really important. It's measurable and meaningful.*
>
> Pediatric Neurologist (UK)

The SMA community is calling for

a treatment to address progressive muscle degeneration and motor function loss

1. Cure SMA State of SMA 2024 Reporthttps://www.curesma.org/wp-content/uploads/2025/04/State-of-SMA-Report2024_vWeb.pdf; 2. Scholar Rock Internal Market Research (US Neurologists), 2024.

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© 2025 Scholar Rock, Inc. All rights reserved.

15

COMMERCIAL PREPAREDNESS

The Future of SMA is in Treating the Muscle and the Motor Neuron

SMA Today

IN THE US

~10,000
living with SMA[1]

2/3
SMA patients received an SMN therapy[1]

WORLDWIDE

~35,000
patients have received an **approved SMN-targeted therapy**[2,3,4]

74% of neurologists agree that in the future, **multiple modalities are necessary** to treat SMA[5]

> *"Many researchers believe that it will take a combination of SMN-dependent and SMN-independent treatments to provide the most benefit for those with SMA"*
> – Cure SMA[6]

1. Cure SMA State of SMA 2023 Report. https://www.curesma.org/wp-content/uploads/2024/06/9042024_State-of-SMA_vWeb.pdf; 2. Biogen Q4 2023 Report; 3. Roche Q3 2024 report; 4. Novartis Q4 2024 Report;5. Scholar Rock internal market research (US Neurologists), 2024; 6. Cure SMA, 2025. Approaches to Drug Development. https://www.curesma.org/approaches-to-drug-development/

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© 2025 Scholar Rock, Inc. All rights reserved.

COMMERCIAL PREPAREDNESS

Scholar Rock is Positioned for a Successful Launch in SMA

Preparing **patient services** and **home infusion** for launch*

Building a customer-facing team of sales, reimbursement, and patient support personnel in mid-2025

Initiated payer outreach to top US commercial and federal payers in Q1

Ongoing disease education and SMA stakeholder engagement

* Pending regulatory approval.

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© 2025 Scholar Rock, Inc. All rights reserved.

Scholar Rock Financials © 2025 Scholar Rock, Inc. All rights reserved. 1 8 Vikas Sinha Chief Financial Officer

Strong Cash Position Supports Launch & Additional Priorities © 2025 Scholar Rock, Inc. All rights reserved. 1 9 Capital Efficient Commercial Build Financial Discipline Disciplined Allocation to Advance Pipeline 1 2 3 • US launch expected in 2025 and EU launch in 2026 • SMA: <2 years old study initiation planned for Q3 2025 • Exploring additional neuromuscular indications with apitegromab • SRK-439 IND filing planned for Q3 2025 2025 Priorities

Delivering on 2025 Priorities Supports Long-Term Growth © 2025 Scholar Rock, Inc. All rights reserved. 20 Execute Successful US Commercial Launch* Efficient Commercial Build 1 2 3 Expand in Additional Rare, Severe & Debilitating Neuromuscular Diseases Regulatory Approvals & Commercialization Disciplined Capital Allocation Apitegromab Development Program: Building a Pipeline in a Product Advance EU Launch Preparedness Leverage Highly Innovative Anti-myostatin Platform Phase Investments to Support Future High-value Commercial & Pipeline Initiatives *Pending regulatory approval

Q&A © 2025 Scholar Rock, Inc. All rights reserved. 2 1